EXHIBIT 5.1

June 13, 2014

Board of Directors
Cesca Therapeutics Inc.
2711 Citrus Road
Rancho Cordova, California 95742

Ladies and Gentlemen:

We have acted as counsel to Cesca Therapeutics Inc., a Delaware corporation (the "Company"), in connection with: (i) preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (File No. 333-196148) (such registration statement as amended or supplemented from time to time, the “Registration Statement”), as declared effective on June 4, 2014, and the prospectus of the Company included in the Registration Statement (the “Base Prospectus”); and (ii) preparing and filing a preliminary prospectus supplement to the Base Prospectus, dated June 12, 2014 (the “Prospectus Supplement”), and a final prospectus supplement to the Base Prospectus dated June 13, 2014 (the “Final Prospectus Supplement”), pertaining to the issuance and sale by the Company of up to 7,530,000 units (“Units”), with each Unit consisting of one share of common stock, par value $0.001 per share (“Common Stock”), and a warrant (“Warrant”) to purchase 0.30 shares of Common Stock at an exercise price of $1.55 per share of Common Stock (“Warrant Shares”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Units, Common Stock, Warrants and Warrant Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, including all supplements and amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States, the law applicable to contracts of the State of California and the law applicable to corporations of the State of Delaware.

Board of Directors
June 13, 2014
Page

Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that the Registration Statement remains effective, and the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act throughout all periods relevant to the opinion, we are of the opinion that (i) the Common Stock has been duly authorized for issuance and, when issued, delivered and paid for in accordance with in accordance with and in the manner described in the Registration Statement, the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable; (ii) the Warrants have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the in accordance with and in the manner described in the Registration Statement, the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement, the Warrants will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability; and (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement, Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement, and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ weintraub|tobin

Weintraub Tobin Chediak Coleman Grodin